UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on March 29, 2023, Agenus Inc.'s (the "Company") board of directors (the "Board") declared a stock dividend (the "Dividend") of 5,000,000 shares (the "Dividend Stock") of common stock, par value $0.00001 per share, of MiNK Therapeutics, Inc. (the "MiNK Common Stock") to be distributed to record holders of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), as of the close of business on April 17, 2023 (the "Record Date"). The Dividend ratio is 0.0146 of a share of MiNK Common Stock for each share of the Company Common Stock held on the Record Date.

The Dividend will be distributed on May 1, 2023 (the "Payment Date"). No fractional shares will be issued, and any Agenus shareholders who would otherwise receive fractional shares will instead receive cash (without interest or deduction). The cash amount will be equal to the product of $2.21, the closing price of the MiNK Common Stock on the Nasdaq Capital Market on the Record Date, multiplied by the fraction of one share of MiNK Common Stock that the shareholder would have received as a Dividend, after aggregating all fractional shares issuable to the shareholder in connection with the Dividend.

Please consult your tax advisor regarding the U.S. federal, state, local, and non-U.S. tax implications of receiving the Dividend.

Corporate U.S. Holders (as defined below) may be eligible for a dividends-received deduction (subject to certain requirements and limitations), but the Dividend may be subject to the "extraordinary dividend" provisions of the U.S. Internal Revenue Code of 1986, which may reduce the adjusted basis of Company Common Stock and potentially result in a gain.

Non-corporate U.S. Holders may be subject to backup withholding of 24% of the fair market value of the Dividend (including cash paid for fractional shares) unless they provide a correct taxpayer identification number using an IRS Form W-9 (or successor form).

Non-U.S. Holders may be subject to withholding of 30% of the fair market value of the Dividend (including cash paid for fractional shares) unless they establish an entitlement to a reduced withholding rate using an IRS Form W-8 BEN, W-8BEN-E, or other applicable IRS Form W-8 (or successor form).

For tax purposes, a “U.S. Holder” is a beneficial owner of Company Common Stock that is (a) a U.S. citizen or resident individual, (b) a corporation created or organized under U.S. laws, (c) an estate whose income is subject to U.S. federal income tax, or (d) a trust that a U.S. court can supervise and control by one or more U.S. persons.

The Dividend (including cash paid for fractional shares) may be included in your ordinary taxable income in the year that includes the Payment Date to the extent of the Company's current and accumulated earnings and profits. If the fair market value of the Dividend exceeds Agenus' earnings and profits, it will first be a non-taxable return of basis, and any excess will be capital gain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2023	By:	/s/ Christine M. Klaskin
Christine M. Klaskin VP Finance